UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2013
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

1218 Third Avenue, Suite 505 Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)

(206) 910-2687
(Registrant’s telephone number, including area code)

____________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

1.	Hillair Debenture

On July 10, 2013 Legend Oil and Gas, Ltd, a Colorado corporation, (the “Company”) issued an 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) to Hillair Capital Investments, L.P. (“Hillair”) in the amount of $1,008,000, convertible at a rate of $.0.0561, and payable on or before December 1, 2014.

In conjunction with the Debenture and in consideration of Hillair’s entering into the Debenture agreement with the Company, the Company entered into a Securities Purchase Agreement (“SPA”) with Hillair for the purchase of 3,000,000 shares of restricted common stock of the Company.  The SPA is secured by the Security Agreement and the collateral defined in Section 1(a)(i)-(x) of the Security Agreement.

This transaction is exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

2.	Preferred Stock Conversion and Issuance of Common Stock.

On May 28, 2013 the Company converted certain preferred stock holders over to common stock of the Company on a One for One Basis, and, in consideration of the conversion and for forfeiting certain “put” rights held by those shareholders, issued the preferred shareholders additional restricted common shares in the Company on the same basis of the VWAP adjustment contained in the August 25, 2011 Asset Purchase Agreement between the Company and International Sovereign Energy (referenced Asset Purchase Agreement previously disclosed as Exhibit 10.1 to the 9/12/11 Form 8-K filed by the Company).  The resulting conversion was an additional 6.01 shares of restricted common stock for each preferred share converted.

The total conversion and issuance was as follows:

Preferred Shareholder Name/Address:	Amount of Shares after Preferred Stock Conversion:	Amount of Additional Shares (Column 2 x 6.01):	Total Shares of Common Stock:
Perth Finance International, S.A. c/o Mr. Hans Buchel,	600,000	3,606,000	4,206,000
Everona Limited	425,000	2,554,250	2,979,250
UniHarvest Investments Limited	425,000	2,554,250	2,979,250
Boutique Services Limited	425,000	2,554,250	2,979,250
Lai Chi Hung Ricky	425,000	2,554,250	2,979,250

This transaction is exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Marshall Diamond Goldberg.

On July 1, 2013 the Company entered into a two (2) year employment agreement with Marshall Diamond-Goldberg, to act as the President of the Company.  Mr. Goldberg’s duties will include general oversight of the day to day operations of the business, and such responsibilities and activities as directed by the Company’s Board of Directors.  All duties Mr. Goldberg is expected and directed to perform shall be consistent with the position of President.

Mr. Goldberg agreed to devote his full-time efforts to his duties with the Company and shall be compensated in the amount of twenty-five thousand dollars ($25,000) per month.  Mr. Goldberg will receive salary payments, less payroll and other legal deductions, on the Company’s regularly scheduled paydays.

2.	James Vandeberg.

On July 1, 2013 the Company entered into an eighteen month (18) employment agreement with James Vandeberg, to act as Vice President, Chief Financial Officer and Secretary of the Company.  Mr. Vandeberg’s duties will include general oversight of the business, and such responsibilities and activities as directed by the Company’s President (the “President”).  All duties Mr. Vandeberg is expected and directed to perform shall be consistent with the position of Vice President and Secretary.

Mr. Vandeberg agreed to devote full-time efforts under the agreement and for services rendered by Mr. Vandeberg the Company will pay Mr. Vandeberg a salary of five thousand dollars ($5,000) USD per month.  Mr. Vandeberg will receive salary payments, less payroll and other legal deductions, on the Company’s regularly scheduled paydays.

Item 9.01                      Exhibits

Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 2013

LEGEND OIL AND GAS LTD.

By:    /s/ James Vandeberg
          James Vandeberg, Vice President